                                                                    EXHIBIT 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the "Amendment") and the attached Schedule A are entered into as of the 30th day of April, 2001 by Del Webb Corporation, a Delaware corporation (the "Company"), and Anne L. Mariucci. To the extent there is any actual or apparent conflict between this Amendment and the terms of the Employment Agreement, this Amendment shall prevail.

Whereas, Company and the Employee desire to amend the Agreement in certain respects;

Now therefore, the Agreement is hereby amended as follows:

         Section 2 of the Agreement is hereby amended as follows:

         "(e) Merger with Pulte Corporation. Notwithstanding anything in this Agreement to the contrary, upon the effective date of the merger of Company and Pulte Acquisition Corp. pursuant to the merger agreement dated April 30, 2001 (the "Merger Effective Date") between Company, Pulte Corporation and Pulte Acquisition Corporation, Employee will, at her election, either continue as an at will employee of Company or become a consultant to Company for the period (the "Post-Merger Period") beginning on the Merger Effective Date and continuing until the first to occur of (1) the first anniversary of the Merger Effective Date and (2) termination of the Employee's employment or consulting arrangement because of Employee's death or disability, or termination by Company (if Company terminates, she will automatically become a consultant for the remainder of the one-year period following the Merger Effective Date). If Employee elects to continue as an Employee, she may, at any time during the Post-Merger Period, elect to cease being an employee and then must continue as a consultant, on an as-needed basis by Company (making herself available as reasonably requested by the Company) until the end of the Post-Merger Period. Once Employee elects to be a consultant, she may not return to employee status without the consent of Company."

         Section 11 is amended as follows:

         "For purposes of this Section, a Competing Business is defined as a business whose primary business is conventional homebuilding and/or age-restricted homebuilding. The Restrictive Covenant of this Section 11 will continue until the end of the Post-Merger Period."

         Section 11 (a) (2) is amended as follows:

         "During the Post-Merger Period, directly or indirectly, for herself, or on behalf of, or in conjunction with, any other person or entity, seek or hire and/or hire any individual who is employed by Company and/or Pulte Acquisition Corp., unless previously terminated by the Company and/or Pulte Acquisition Corp."

         Section 11 (f) is amended by the addition of the following at the end thereof:

         "Notwithstanding the foregoing, if the Change-in-Control results from the merger of Company and Pulte Acquisition Corp. pursuant to the merger agreement described in Section 2(e) above, the restrictive covenant contained in this Section 11 will continue until the end of the Post-Merger Period."

Breach and Opportunity to Cure: No damages for any breach of the foregoing provisions, including Schedule A, shall be available in the absence of providing to Ms. Mariucci 30 days' written notice and opportunity to cure.

Del Webb Corporation

By:  /s/ Robertson C. Jones
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Its: Senior Vice President and General Counsel
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/s/ Anne L. Mariucci
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Anne L. Mariucci

                                   Schedule A



Anne L. Mariucci shall receive a fee of $600,000 on the first anniversary of the Merger Effective Date.

Consulting / Advisory Duties: Anne L. Mariucci will herself reasonably available to act in an advisory capacity and to provide professional guidance, input, counsel and advice as to matters relevant to the Company's existing business locations and affairs, and such other matters that the Company shall request.